Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-121092 on Form S-8 of the McDonald’s Ventures 401(k) Plan of our report dated June 27, 2007, appearing in this Annual Report on Form 11-K of the McDonald’s Ventures 401(k) Plan for the year ended December 31, 2006.

                                         /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois

June 27, 2007